SRI Receivables Master Trust
                            Exh. B-33
                                               Purchase Agreement
                                                     Exhibit 4.26

                                                   EXECUTION COPY



                  SRI RECEIVABLES MASTER TRUST
         CLASS C AND CLASS D CERTIFICATES, SERIES 1999-1

                       PURCHASE AGREEMENT

                        November 9, 1999

Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, New York  10010

Ladies and Gentlemen:

     Section 1. Introductory. SRI Receivables Purchase Co., Inc., a Delaware Corporation ("Transferor"), proposes to sell to you ("Initial Purchaser") the following classes of securities in the aggregate initial principal amount indicated for each below (collectively the "Certificates"):

     $28,000,000 Class C Floating Rate Asset Backed Certificates,
     Series 1999-1; and
     $18,375,000 Class D Floating Rate Asset Backed Certificates,
     Series 1999-1.

The Certificates will represent beneficial interests in the SRI
Receivables Master Trust (the "Trust").

     The property of the Trust consists primarily of Receivables arising from certain consumer revolving credit card accounts.
The Certificates will be issued pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of November 1, 1999 (the "P&S"), among Transferor, as Transferor, Specialty Retailers, Inc. ("SRI") as Servicer, and Bankers Trust (Delaware), as Trustee (the "Trustee"), and the Series 1999-1 Supplement to the P&S, to be dated as of the Closing Date (the "Supplement"), among the same parties. The P&S and the Supplement are referred to herein collectively as the "Pooling and Servicing Agreement".

     Capitalized terms used herein (including in this Section 1) that are not otherwise defined shall have the meanings ascribed thereto in the Pooling and Servicing Agreement.

     The sale of the Certificates to Initial Purchaser will be made without registration of the Certificates under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof. You have advised Transferor that you will make an offering of the Certificates purchased by you hereunder in accordance with
Section 4 on the terms set forth in the Offering Memoranda (as defined below), as soon as you deem advisable after this Agreement has been executed and delivered.

     In connection with the sale of the Certificates, Transferor has prepared a first Preliminary Offering Memorandum, dated September 14, 1999 (the "Preliminary Memorandum"), and, pursuant to Section 5(a) hereof, the Transferor will prepare a second Preliminary Offering Memorandum on the terms set forth therein (the "Second Preliminary Memorandum") and a final Offering Memorandum on the terms set forth therein (the "Final Memorandum", and together with the Preliminary Memorandum and the Second Preliminary Memorandum, the "Offering Memoranda"). The Offering Memoranda set forth certain information concerning Transferor, its affiliates and the Certificates. Transferor hereby confirms that it has authorized the use of the Offering Memoranda in connection with the offering and resale by Initial Purchaser of the Certificates. Any references herein to the Offering Memoranda shall be deemed to include all exhibits thereto.

     Section 2.   Representations and Warranties of Transferor.
(a) Transferor represents and warrants to, and agrees with, Initial Purchaser as set forth in this Section 2.

          (i) The Preliminary Memorandum as of its date did not, and the Second Preliminary Memorandum and the Final Memorandum as of their respective dates will not (in each case, as amended or supplemented as of such dates) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. This representation and warranty does not apply to statements in or omissions from the Offering Memoranda made in reliance on and in conformity with written information furnished to Transferor by Initial Purchaser expressly for use in connection with the preparation of the Offering Memoranda (and any amendment or supplement thereof or thereto). Transferor acknowledges and agrees that the only information so furnished by the Initial Purchaser is the first sentence of the last paragraph of the cover page of the respective Offering Memoranda (the "Initial Purchaser Information").

          (ii) Neither Transferor nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of Transferor has directly, or through any agent, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offering of the Certificates.

          (iii) The Certificates satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act.

          (iv) Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power, authority and legal right to own its properties and conduct its business as described in the Offering Memoranda and to execute, deliver and perform this Agreement, the Pooling and Servicing Agreement, and the Receivables Purchase Agreement (collectively the "Specified Agreements"), to authorize the issuance of the Certificates and to consummate the transactions contemplated hereby.

          (v) Transferor is duly qualified to do business and is in good standing (or is exempt from such requirement) in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to Transferor required under applicable law.

          (vi) The execution, delivery and performance by Transferor of the Specified Agreements, the issuance of the Certificates and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings.

          (vii) This Agreement has been duly executed and delivered by Transferor.

          (viii) The execution, delivery and performance by Transferor of the Specified Agreements, the issuance of the Certificates and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, or (other than the Lien of the Pooling and Servicing Agreement) result in the creation or imposition of any Lien under any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which Transferor is a party or by which it or any of its properties are bound.

          (ix) The execution, delivery and performance by Transferor of the Specified Agreements, the issuance of the Certificates and the fulfillment of the terms hereof and thereof, will not conflict with or violate any Requirements of Law applicable to Transferor.

          (x) Except as disclosed in the Offering Memoranda, there are no proceedings or investigations pending or, to the best knowledge of Transferor, threatened against Transferor before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (A) asserting the invalidity of any Specified Agreement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Specified Agreements, (C) seeking any determination or ruling that, in the reasonable judgment of Transferor, would materially and adversely affect the performance by Transferor of its obligations under any Specified Agreement, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Specified Agreements or the Certificates, or (E) seeking to affect adversely the income tax attributes of the Trust, as described in the Offering Memoranda under the heading "U.S. Federal Income Tax Matters".

          (xi) All approvals, authorizations, consents, orders and other actions of any Person or of any governmental body or official required in connection with the execution and delivery of the Specified Agreements, the issuance of the Certificates and the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof, have been obtained.

          (xii) Transferor has delivered to Initial Purchaser true, complete and correct copies of the January 30, 1998 and January 31, 1999 audited consolidated financial statements of Stage Stores, Inc. ("Stage"). Except as otherwise set forth therein, since the date of the latest such financial statements (A) there has been no material adverse change in the condition (financial or otherwise) of Transferor or Stage and (B) there have been no transactions entered into by either of Transferor or Stage, other than those in the ordinary course of its business, that are material with respect to Transferor or Stage, as applicable, other than changes in condition or transactions entered into, if any, disclosed in Transferor's or Stage's filings, as applicable, with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or disclosed in a writing addressed to the Initial Purchaser.

          (xiii) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of the Specified Agreements and the Certificates have been paid by Transferor or will be paid by Transferor at or prior to the Closing Date to the extent then due.

          (xiv) The Certificates have been duly and validly authorized. The Certificates, when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and sold to Initial Purchaser as provided herein will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, and, together with the Pooling and Servicing Agreement, will conform in all material respects to the descriptions thereof and the statements in relation thereto contained in the Offering Memoranda.

          (xv) Assuming the due authorization, execution and delivery thereof by the other parties thereto, the P&S and the Receivables Purchase Agreement constitute, and the Supplement when executed and delivered, and the Certificates when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and sold to Initial Purchaser as provided herein will constitute, the legal, valid and binding agreement of Transferor enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (xvi) On the Closing Date, Initial Purchaser will obtain from Transferor good and marketable title to the Certificates, free and clear of all Liens (other than any Liens created by Initial Purchaser) when validly authenticated, issued and delivered in accordance with the Pooling and Servicing Agreement and sold to Initial Purchaser as provided herein.

          (xvii) Neither the Transferor nor the Trust is and, after giving effect to the offering and sale of the Certificates and the application of the proceeds thereof as described in the Offering Memoranda, will not be either (A) an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act") or (B) an "investment company" or "controlled" by an "investment company" as such terms are defined in the Investment Company Act.

          (xviii) As of the Closing Date each of the representations and warranties of Transferor deemed made pursuant to the Pooling and Servicing Agreement will be true and correct, and Initial Purchaser may rely on such representations and warranties as if they were set forth herein in full.

     (b) Any Officer's Certificate signed by any officer of Transferor and delivered to Initial Purchaser or its counsel shall be deemed a representation and warranty of Transferor to Initial Purchaser as to the matters covered thereby.

     Section 3. Purchase and Sale. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, Transferor agrees to sell to Initial Purchaser, and Initial Purchaser agrees to purchase the Certificates, at a purchase price, for each Class of Certificates, equal to the percentage specified below of the aggregate initial principal amount thereof:


               Class C     100% (par)

               Class D     100% (par)

     The Certificates will be issued in uncertificated form and will be evidenced and transferred only by entries on a register maintained by the Trustee. Transferor shall cause the Trustee to deliver confirmations evidencing the registration of Initial Purchaser, its nominee or its designees as owner of the entire initial principal balance of the Class C and Class D Certificates, against payment by Initial Purchaser of the purchase price therefor to or upon the order of Transferor in immediately available funds at the office of Mayer, Brown & Platt, New York, New York at or about 2:00 p.m., New York City time, on November 9, 1999 (the "Closing Date"). Forms of these confirmations will be made available for checking at the above office of Mayer Brown & Platt at least 24 hours prior to the Closing Date.

     Section 4. Offering by Initial Purchaser; Restrictions on Transfer. Initial Purchaser represents and warrants to, and agrees with, Transferor that: (i) it has not solicited and will not solicit any offer to buy or offer to sell the Certificates by means of any form of general solicitation or general advertising (within the meaning of Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; (ii) it has solicited and will solicit offers to buy the Certificates only from, and has offered and will offer, sell or deliver the Certificates only to persons who it reasonably believes after due inquiry to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to Initial Purchaser that each such account is a qualified institutional buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A and who provide to Initial Purchaser a letter in the form of Appendix 2; (iii) in connection with the offer and sale contemplated by this Agreement, it will deliver to each purchaser of Certificates a copy of the Final Memorandum and any supplements and amendments thereof or thereto;
(iv) it is an "accredited investor" (as defined in Rule 501 of Regulation D); (v) it will not offer or sell any of the Certificates in any jurisdiction except under circumstances that will result in compliance with the applicable laws thereof, and it understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose; and (vi) it will not sell Certificates to any purchaser for less than the applicable minimum face amount specified in the Offering Memoranda.

     Section 5. Certain Agreements of Transferor. Transferor covenants and agrees with Initial Purchaser that:

     (a) Both before and after the Closing Date, the Transferor shall use its best efforts to (i) procure at its expense the issuance of an insurance policy by a financial entity rated at or above "A" or its equivalent by each of DCR and Fitch, and otherwise acceptable to the Initial Purchaser, to fully support the timely payment of interest and the ultimate payment of principal with respect to the Class D Certificates and (ii) facilitate the offer and resale of the Certificates by the Initial Purchaser, in each case, on terms satisfactory to the Initial Purchaser; provided, however, that notwithstanding anything herein to the contrary, the Transferor shall be under no obligation to take any action pursuant to this Section 5(a) if such action would cause the economics related to the Class D Certificates, in the aggregate and after taking into account the issuance of the Policy, to have changed adversely with respect to the Transferor. The Transferor shall also cooperate fully with the Initial Purchaser in the preparing, printing, reproducing and the distribution of (A) the Second Preliminary Memorandum, which shall include financial information updated from the date of the Preliminary Offering Memorandum with respect to the Transferor, its affiliates, the Certificates and the Receivables, in each case, in form and substance satisfactory to the Initial Purchaser and which shall reflect any changes in the disclosure since the date of the Preliminary Memorandum with respect to or necessitated by: (x) modifications to the Specified Agreements,
(y) the insuring of the Certificates as set forth above or (z) such other matters as determined by the Initial Purchaser, and
(B) the Final Memorandum, in each case, at the time and in the form requested by the Initial Purchaser. In connection with distribution of the Final Memorandum, the Transferor shall cause Kirkland & Ellis (or such other nationally recognized counsel acceptable to the Initial Purchaser) to issue a favorable opinion on the date of the Final Memorandum as to certain securities disclosure matters regarding the Second Preliminary Memorandum and the Final Offering Memorandum in form and substance satisfactory to the Initial Purchaser.

     (b) Transferor will furnish to Initial Purchaser, without charge, during the period mentioned in Section 5(d), as many copies of the Offering Memoranda and any supplements and amendments thereof or thereto as Initial Purchaser may reasonably request.

     (c) Before amending or supplementing the Offering Memoranda with respect to the Certificates, Transferor will furnish a copy thereof to Initial Purchaser and its counsel and consult with them with respect to any comments they may have on each such proposed amendment or supplement thereto.

     (d) If, at any time during the period commencing on the Closing Date and ending on the completion of the initial sale of the Certificates by Initial Purchaser, any event occurs as a result of which the Offering Memoranda as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement the Offering Memoranda to comply with applicable law, Transferor promptly will prepare and provide, at its own expense, to Initial Purchaser pursuant to Section 5(b) an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the consent of Initial Purchaser to, nor the delivery by Initial Purchaser of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof. Initial Purchaser shall notify Transferor in writing of the date of the completion of the initial sale of the Certificates by Initial Purchaser.

     (e) Transferor will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions in the United States as Initial Purchaser may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Certificates, provided that Transferor shall not be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified, and will arrange for the determination of the legality of the Certificates for purchase by institutional investors.

     (f) Neither Transferor nor any affiliate of Transferor will solicit any offer to buy or offer or sell the Certificates by means of any form of general solicitation or general advertising
(within the meaning of Regulation D).

     (g) Transferor shall, during any period in which a purchaser of the Certificates is subject to the resale restrictions set forth in "Investor Representations and Restrictions on Resale" in Appendix 1 and in which Transferor is not subject to Section 13 or 15(d) of the Exchange Act, make available, upon request, to any holder of such Certificates in connection with any sale thereof and any prospective purchaser of Certificates from such holder the information ("Rule 144A Information") specified in Rule 144A(d)(4) under the Securities Act.

     (h) Neither Transferor nor any affiliate of Transferor will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security will be integrated with the sale of the Certificates in a manner which would require the registration of the Certificates under the Securities Act.

     (i) Transferor shall include in each Offering Memoranda information substantially in the form set forth in Appendix 1 hereto.

     (j) So long as any of the Certificates are outstanding, Transferor will deliver or cause to be delivered to Initial Purchaser (i) copies of each report mailed to the Trustee or the Series 1999-1 Holders, as soon as such report is mailed to the Trustee or such Holders, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Sections
3.5 and 3.6 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Trustee, (iii) copies of all documents required to be filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder, and
(iv) such other information concerning Transferor, the Certificates or the Trust as Initial Purchaser may reasonably request from time to time.

     (k) Transferor will pay all expenses incident to the performance of its obligations under this Agreement, including without limitation, (i) expenses of preparing, printing, reproducing and distributing each Offering Memorandum and each amendment thereto, the Pooling and Servicing Agreement, and the Certificates, (ii) the fees and disbursements of the Trustee and its counsel, (iii) the fees and disbursements of the independent public accountants of Transferor and, to the extent previously agreed, fees and disbursements of counsel to Transferor, (iv) the fees charged by each Rating Agency in connection with the rating of the Certificates, (v) the fees and expenses of Mayer, Brown & Platt, counsel to Initial Purchaser and (vi) expenses incurred in distributing each Offering Memoranda (including any amendments and supplements thereto) to Initial Purchaser, and will reimburse Initial Purchaser for any expenses (including reasonable fees and disbursements of counsel) incurred by Initial Purchaser pursuant to Section 5(e) hereof in connection with the qualification of the Certificates for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States as Initial Purchaser may designate.

     (l) On or before the Closing Date, Transferor shall cause its books and records (including any computer records) to be marked relating to the Receivables to be transferred to the Trust, to show the transfer to the Trust of such Receivables, and from and after the Closing Date Transferor shall not take any action inconsistent with the transfer to the Trust of such Receivables, other than as permitted by the Pooling and Servicing Agreement.

     (m) Until the earlier of (i) 90 days from the date hereof and (ii) fifteen (15) days after the Initial Purchaser has sold all of the Certificates to other purchasers, none of Transferor or any of its affiliates or any trust formed by it or any of its affiliates will, without the prior written consent of Initial Purchaser, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Certificates representing interests in consumer credit card receivables other than any additional sale of the Trust's series 1997-1 Certificates to the entities that currently hold such certificates or any other sale of such Certificates arranged by the Initial Purchasers.

     (n) So long as any Certificates are outstanding, Transferor will cause to be delivered to Initial Purchaser a reliance letter relating to each Opinion of Counsel delivered to the Trustee or any Rating Agency by counsel to Transferor pursuant to the Pooling and Servicing Agreement at the time such opinion is delivered.

     (o) To the extent, if any, that the rating provided with respect to the Certificates by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by Transferor, Transferor shall use its best efforts to furnish such documents and take any such other actions as may be required.

     (p)  During the period of three years after the Closing Date
Transferor will not and will not permit any of its affiliates (as defined in Rule 144 of the Securities Act) to resell any of the Certificates that have been acquired by any of them.

     Section 6. Conditions of the Obligations of Initial Purchaser. The obligation of Initial Purchaser to purchase and pay for the Certificates will be subject to the accuracy of the representations and warranties on the part of Transferor herein as of the date hereof and the Closing Date, to the accuracy of the statements of the officers of Transferor made pursuant to the provisions hereof, to the performance by Transferor of its obligations hereunder and to the following additional conditions precedent:

     (a) (i) On the date of this Agreement, Initial Purchaser and Transferor shall have received a letter, dated the date of delivery thereof, of PriceWaterhouseCoopers, LLP, substantially in the form of the draft to which Initial Purchaser have previously agreed and otherwise in form and substance satisfactory to Initial Purchaser and counsel for Initial Purchaser, and (ii) on the date of the Final Offering Memorandum, Initial Purchaser and Transferor shall have received a letter, dated as of such date, from PriceWaterhouseCoopers, LLP updating the letter referred to in clause (i) above, in form and substance satisfactory to Initial Purchaser and counsel for Initial Purchaser.

     (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of Transferor which, in the judgment of Initial Purchaser materially impairs the investment quality of the Certificates; (ii) any downgrading in the rating of any debt securities of Stage or any of its direct or indirect subsidiaries or any Certificates issued by the Trust by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities
Act), or any public announcement that any such organization has under surveillance or review its rating of any such securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Transferor on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, New York, Ohio or Texas authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of Initial Purchaser, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Certificates.

     (c)  Initial Purchaser shall have received:

          (1) the favorable opinion or opinions of Kirkland & Ellis, counsel for Transferor and SRI, in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser, dated the Closing Date, addressed to the Initial Purchaser and substantially in the form or forms attached hereto as Exhibit A.

          (2) the favorable opinion of Hirsh & Westheimer, P.C., special Texas Counsel to Transferor and SRI, in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser, dated the Closing Date, addressed to the Initial Purchaser and substantially in the form attached hereto as Exhibit B.

          (3) the favorable opinion of Thompson, Hine & Flory, LLP, special Ohio counsel to SRI, in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser, dated the Closing Date, addressed to the Initial Purchaser and substantially in the form attached hereto as Exhibit C.

          (4) the favorable opinion of Counsel to the Trustee, in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser, dated the Closing Date and addressed to the Initial Purchaser, to the effect that:

          (i) the Trustee has been duly incorporated and is validly existing and in good standing as a banking corporation under the laws of the state of Delaware;

          (ii) the execution, delivery and performance by the Trustee of the Pooling and Servicing Agreement and the issuance of the Certificates by the Trustee have been duly authorized by all necessary corporate action on the part of the Trustee, and under present laws do not and will not contravene any law or governmental regulation or order presently binding on the Trustee or the charter or the by-laws of the Trustee or contravene any provision of or constitute a default under any indenture, contract or other instrument to which the Trustee is a party or by which the Trustee is bound;

          (iii) the execution, delivery and performance by the Trustee of the Pooling and Servicing Agreement and the issuance of the Certificates by the Trustee do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any Federal, state or other governmental agency or authority which has not previously been effected;

          (iv) the Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee;

          (v)  each of the Certificates has been duly
     authenticated and delivered by the Trustee and each of the Certificates and the Pooling and Servicing Agreement constitute legal, valid and binding agreements of the Trustee, enforceable against the Trustee in accordance with its terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally);

          (vi) no approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of Delaware having jurisdiction over the banking or trust powers of the Trustee is required in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance by the Trustee of the terms of the Pooling and Servicing Agreement.

     In rendering such opinion counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, Transferor and public officials.

          (5) Reliance letters relating to each opinion rendered to the Trustee or any Rating Agency by any counsel to Transferor in connection with the rating of the Certificates.

     (d) Initial Purchaser shall have received a certificate dated the Closing Date of the President, any Vice President, the Treasurer or any Assistant Treasurer, of Transferor in which such officer shall state that (i) the representations and warranties of Transferor in this Agreement are true and correct, and that Transferor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (ii) subsequent to the date of the most recent financial statements of Transferor delivered to Initial Purchaser hereunder, there has been no material adverse change in the condition, financial or otherwise, whether or not arising from transactions in the ordinary course of business, of Transferor except as set forth in or contemplated by the Offering Memoranda.

     (e)  The Class C Certificates shall be rated "Baa2" by
Moody's and "BBB" by Fitch. The Class D Certificates shall be rated "BBB-" by Fitch and "BBB-" by DCR.

     (f) Subsequent to the respective dates as of which information is given in the Offering Memoranda, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Trust or Transferor the effect of which, in any case referred to above, is, in the judgment of Initial Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Certificates as contemplated by the Offering Memoranda (and any supplements thereto).

     Section 7. Indemnification and Contribution. (a) Transferor and Stage each will jointly and severally indemnify and hold harmless Initial Purchaser and each Person who controls Initial Purchaser within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Memoranda or any amendment or supplement thereto, or any related preliminary memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Initial Purchaser and each Person who controls Initial Purchaser within the meaning of the Securities Act for any actual legal or other expenses reasonably incurred by Initial Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither Transferor nor Stage each will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Initial Purchaser Information.

     (b) Initial Purchaser agrees to indemnify and hold harmless Transferor and Stage against any losses, claims, damages or liabilities to which Transferor or Stage may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Memoranda (including Exhibit B thereto) or any amendment or supplement thereto, or any related preliminary memorandum, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Initial Purchaser Information, and will reimburse any actual legal or other expenses reasonably incurred by Transferor or by Stage in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action or the assertion by a third party of a claim, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except and to the extent of any prejudice to such indemnifying party arising from such failure to provide such notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of any action, and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act on behalf of an indemnified party.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by Transferor or by Stage on the one hand and Initial Purchaser on the other from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Transferor or of Stage on the one hand and Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by Transferor or by Stage on the one hand and Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Certificates (before deducting expenses) received by Transferor and by Stage bear to the total discounts and commissions received by Initial Purchaser. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Transferor, Stage or Initial Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), Initial Purchaser shall not be required to contribute any amount in excess of the discount applicable to the Certificates purchased by Initial Purchaser hereunder. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of Transferor and of Stage under this Section shall be in addition to any liability that Transferor and Stage, respectively, may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls Initial Purchaser within the meaning of the Securities Act; and the obligations of Initial Purchaser under this Section shall be in addition to any liability that Initial Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each director of Transferor and of Stage, to each officer of Transferor and of Stage and to each Person, if any, who controls Transferor or Stage within the meaning of the Securities Act.

     Section 8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of Transferor or its officers and of Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of Initial Purchaser, Transferor or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Certificates. If for any reason the purchase of the Certificates by Initial Purchaser is not consummated, Transferor shall remain responsible for the expenses to be paid or reimbursed by Transferor pursuant to Section 5(j) hereof and the respective obligations of Transferor and Initial Purchaser pursuant to Section 7 hereof shall remain in effect. If the purchase of the Certificates by Initial Purchaser is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of
Section 6(b) hereof or as a result of any failure by Initial Purchaser to perform its obligations hereunder, Transferor will reimburse Initial Purchaser for all actual out-of-pocket expenses reasonably incurred by Initial Purchaser in connection with the offering of the Certificates.

     Section 9. Notices. All communications hereunder will be in writing and, if sent to Initial Purchaser, will be mailed, delivered or telegraphed and confirmed to Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, New York 10010, Attention: Investment Banking Department - Transactions Advisory Group; or if sent to Transferor will be mailed, delivered or telegraphed and confirmed to it at 10201 Main Street, Houston, TX 77025, Attention: President.

     Section 10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 7 hereof, and no other
Person will have any right or obligation hereunder.

     Section 11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     Section 12.  Applicable Law.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK, WITHOUT REGARD TO ANY OTHERWISE APPLICABLE
PRINCIPLES OF CONFLICTS OF LAWS.

     Section 13. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                    [Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement among Transferor, Stage and Initial Purchaser in accordance with its terms.

                           Very truly yours,

                           SRI RECEIVABLES PURCHASE CO., INC.

                           By: /s/ Charles M. Sledge
                             Name: Charles M. Sledge
                             Title: Senior Vice President


                           STAGE STORES, INC.
                           By: /s/ James A. Marcum
                             Name: James A. Marcum
                             Title: Vice Chairman, CFO

The foregoing Purchase Agreement
is hereby confirmed and accepted,
as of the date first above written:

CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/ Michael Raynes
  Name: Michael Raynes
  Title: Director

                                                       APPENDIX 1

              Offers and Sales by Initial Purchaser

      INVESTOR REPRESENTATIONS AND RESTRICTIONS ON RESALE

     Each investor in the Offered Certificates in making its purchase will be deemed to have acknowledged, represented and agreed as follows:

     (1) The Offered Certificates have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction. Consequently, the Offered Certificates are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions of the Pooling and Servicing Agreement.

     (2) Such purchaser is (i) a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act ("QIB") and is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) or (ii) is otherwise purchasing Offered Certificates in the United States in compliance with Rule 144 if available (in which case such purchaser has delivered an opinion of counsel in form satisfactory to Transferor and the Trustee) or (iii) is Transferor. Such purchaser is aware that it (or any account for which it is purchasing) may be required to bear the economic risk of an investment in the Offered Certificates, as the case may be, for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period.

     (3) No sale, pledge or other transfer of any Offered Certificate may be made by any person unless either (i) such sale, pledge or other transfer is made to Transferor, (ii) so long as such Offered Certificates are eligible for resale pursuant to Rule 144A under the Securities Act, such sale, pledge or other transfer is made to a person whom the seller reasonably believes after due inquiry is a QIB acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A or (iii) such sale, pledge or other transfer is made in the United States in compliance with Rule 144 if available (in which case such purchaser has delivered an opinion of counsel in form satisfactory to Transferor and the Trustee) of the Securities Act.

     (4) Either (A) such purchaser is not (i) an "employee benefit plan" (as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan") or (B) such purchaser is an insurance company general account that, at the time of acquisition and throughout the period it holds the Offered Certificates, (i) is eligible for and meets the requirements of Department of Labor Prohibited Transaction Class Exemption 95-60, (ii) holds assets of which less than 25% are assets (or represent assets) of a "plan" (as defined in ERISA) and (iii) is not a servicer to the Trust or an affiliate of such servicer, and would not otherwise be excluded under 29 CFR 2510.3-101(f)(1).

     (5) Assignments of Offered Certificates will require the consent of Transferor. Although that consent may not be unreasonably withheld, Transferor may disapprove an assignment to an assignee that is a competitor in the apparel retail business or if, among other things, Transferor determines that the assignment would create or increase a risk that the Trust would be classified for Federal or any applicable state tax purposes as an association or publicly traded partnership taxable as a corporation. Also, the total number of holders of the Offered Certificates will be limited to not more than 20, and the total number of holders of the Offered Certificates, together with other interests in the Trust as to which no opinion has been delivered that such interests would be treated as debt for Federal income tax purposes, will be limited to 80.

     (6) The Offered Certificates will be issued in uncertificated form and will be evidenced and transferred only by entries on a register maintained by the Trustee. Confirmations of issuance and transfer of the Offered Certificates will bear a legend to the following effect unless Transferor determines otherwise consistent with applicable law:


     THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THESE SECURITIES THE HOLDER OF THESE SECURITIES IS DEEMED TO REPRESENT TO THE TRANSFEROR AND THE TRUSTEE THAT IT IS (I) A "QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (A "QIB") AND IS ACQUIRING SUCH SECURITIES FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS) TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (II) IS OTHERWISE ACQUIRING THESE SECURITIES IN THE UNITED STATES IN COMPLIANCE WITH RULE 144 IF AVAILABLE (IN WHICH CASE THE PURCHASER HAS DELIVERED AN OPINION OF COUNSEL IN FORM SATISFACTORY TO THE TRANSFEROR AND THE TRUSTEE) OF THE SECURITIES ACT OR (III) IS THE TRANSFEROR.

     NO SALE, PLEDGE OR OTHER TRANSFER OF THESE SECURITIES MAY BE MADE BY ANY PERSON UNLESS EITHER (I) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE TRANSFEROR, (II) SO LONG AS THESE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A QIB ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QIBS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (III) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE IN THE UNITED STATES IN COMPLIANCE WITH RULE 144 IF AVAILABLE (IN WHICH CASE THE PURCHASER HAS DELIVERED AN OPINION OF COUNSEL IN FORM SATISFACTORY TO THE TRANSFEROR AND THE TRUSTEE) OF THE SECURITIES ACT.

     NO SALE, PLEDGE OR OTHER TRANSFER OF THESE SECURITIES MAY BE MADE WITHOUT THE CONSENT OF THE TRANSFEROR (NOT TO BE UNREASONABLY WITHHELD) AND DELIVERY OF THE DOCUMENTATION REQUIRED BY THE POOLING AND SERVICING AGREEMENT AND THE SERIES 1999-1 SUPPLEMENT THERETO. THESE SECURITIES WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE TRANSFER AGENT AND REGISTRAR THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE POOLING AND SERVICING AGREEMENT AND THE SERIES 1999-1 SUPPLEMENT HAVE BEEN COMPLIED WITH.

     BY ACCEPTING AND HOLDING THESE SECURITIES, EACH PURCHASER OR HOLDER OF THESE SECURITIES REPRESENTS THAT EITHER (A) IT IS NOT (I) AN "EMPLOYEE BENEFIT PLAN" (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, ("ERISA")), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (II) A PLAN DESCRIBED IN SECTION 4975(E)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") OR (III) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF A PLAN'S INVESTMENT IN THE ENTITY OR (B) IT IS AN INSURANCE COMPANY GENERAL ACCOUNT THAT REPRESENTS AND WARRANTS THAT AT THE TIME OF ACQUISITION AND THROUGHOUT THE PERIOD IT HOLDS THE SECURITIES (I) IT IS ELIGIBLE FOR AND MEETS THE REQUIREMENTS OF THE DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, AND (II) LESS THAN 25% OF THE ASSETS IN SUCH ACCOUNT ARE ASSETS (OR REPRESENT ASSETS) OF A PLAN AND (III) IT IS NOT A SERVICER TO THE TRUST OR AN AFFILIATE OF SUCH A SERVICER, AND WOULD NOT OTHERWISE BE EXCLUDED UNDER 29 CFR 2510-101(f)(1).

     THESE SECURITIES MAY NOT BE ACQUIRED, SOLD, TRADED OR TRANSFERRED, NOR MAY AN INTEREST IN THESE SECURITIES BE MARKETED, ON OR THROUGH (I) AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(b)(1) OF THE CODE AND ANY PROPOSED, TEMPORARY OR FINAL TREASURY REGULATION THEREUNDER, INCLUDING AN OVER-THE-COUNTER MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) A "SECONDARY MARKET" (OR THE SUBSTANTIAL EQUIVALENT THEREOF) WITHIN THE MEANING OF
     SECTION 7704(b) (2) OF THE CODE AND ANY TREASURY REGULATION THEREUNDER, INCLUDING A MARKET WHEREIN INTERESTS IN THESE SECURITIES ARE REGULARLY QUOTED BY ANY PERSON MAKING A MARKET IN SUCH INTERESTS AND A MARKET WHEREIN ANY PERSON REGULARLY MAKES AVAILABLE BID OR OFFER QUOTES WITH RESPECT TO INTERESTS IN THESE SECURITIES AND STANDS READY TO EFFECT BUY OR SELL TRANSACTIONS AT THE QUOTED PRICES FOR ITSELF OR ON BEHALF OF OTHERS.

     (7) If such investor is acquiring any Offered Certificates as a fiduciary or agent for one or more accounts, such investor represents that it has sole investment discretion with respect to each such account and that it has full power to make the foregoing acknowledgments, representations and agreements with respect to each such account as set forth in this Notice to Investors.

                                                       APPENDIX 2



                 Form of Representation Letter


Bankers Trust Company
4 Albany Street, 10th Floor
New York, NY 10006
Attention:     Corporate Trust and Agency Group

SRI Receivables Purchase Co., Inc.
10201 Main Street
Houston, TX  77025
Attention:     Treasurer


                             [date]

     Re:  SRI RECEIVABLES MASTER TRUST,
          Series 1999-1 Purchase of Class Certificates /1

Ladies and Gentlemen:

     This letter (the "Investment Letter") is delivered by the undersigned (the "Purchaser") pursuant to the Series 1999-1 Supplement, dated as of November 9, 1999 (the "Series Supplement"), by and among SRI Receivables Purchase Co., Inc., a corporation organized and existing under the laws of the State of Delaware, as Transferor (the "Transferor"), Specialty Retailers, Inc., a corporation organized and existing under the laws of Texas, as Servicer (the "Servicer"), and Bankers Trust (Delaware), a banking corporation organized and existing under the laws of the State of Delaware, as trustee (together with its successors in trust thereunder as provided in the Agreement referred to below, the "Trustee") under the Second Amended and Restated Pooling and Servicing Agreement dated as of November 1, 1999 (the "Agreement"), among the Transferor, the Servicer and the Trustee. Capitalized terms used herein without definition shall have the meanings provided in the Agreement or the Series Supplement.

     The Purchaser hereby represents, warrants and covenants to the Transferor as follows:

     1. The Purchaser understands that the Certificates referenced in the caption above (the "Purchased Certificates")
(i) have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state or other applicable securities law, and (ii) are being offered only in a transaction not involving a public offering within the meaning of the Securities Act and may not be offered, sold or otherwise transferred unless registered pursuant to, or exempt from registration under, the Securities Act and any other applicable securities law.

     2. The Purchaser is a "qualified institutional buyer" (as defined in Rule 144A ("Rule 144A") under the Securities Act), that it is aware that the offer and sale of the Purchased Certificates to it are being made in reliance on Rule 144A and that it is purchasing the Purchased Certificates for its own account.

     3. The Purchaser has been given a reasonable opportunity to ask questions of and receive answers from Stage, SRI and the Transferor relating to the terms and conditions of this offering, the Certificates and other matters as the Purchaser deems material.

     4. The Purchaser will not offer, sell, convey, assign, hypothecate, pledge, participate or otherwise transfer (each, a "Transfer") the Purchased Certificates or any interest therein at any time except (i) to the Transferor or (ii) pursuant to Rule 144A to a person whom the Purchaser reasonably believes is a qualified institutional buyer within the meaning of Rule 144A purchasing for its own account, in accordance with Rule 144A, whom the Purchaser has informed that the Transfer is being made in reliance on Rule 144A.

     5. The Purchaser either (a) is not (i) an employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to the provisions of Title I of ERISA, (ii) a plan or other arrangement (including an individual retirement account or Keogh plan) that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or (iii) an entity whose underlying assets include "plan assets" by reason of any such plan's investment in the entity and the application of United States Department of Labor ("DOL") Regulation Section 2510.3-101 or (b) is an insurance company acting on behalf of its general account and (i) on the date it acquires the Purchased Certificates, less than 25% of the assets of such general account (as determined by such insurance company) constitute "plan assets" for purposes of Title I of ERISA or Section 4975 of the Code, (ii) if, after the initial acquisition of the Purchased Certificates, during any calendar quarter 25% or more of the assets of such general account (as determined by such insurance company) constitute "plan assets" for purposes of Title I of ERISA or Section 4975 of the Code and no exemption or exception from the prohibited transaction rules applies to the continued holding of the Purchased Certificates under Section 401(c) of ERISA and final regulations thereunder or an exemption or regulation issued by the DOL under ERISA, then such insurance company will dispose of all of the Purchased Certificates then held in its general account by the end of the next following calendar quarter and (iii) on the date it acquires the Purchased Certificates and throughout the period that it holds them it meets all the requirements of and is eligible for exemptive relief under Part I of PTCE 95-60.

     6. Purchased Certificates or any interest therein may be Transferred to any Person unless such Person has executed and delivered the Investment Letter to the Transferor and the Trustee and the Transferor has granted its prior written consent to such Transfer.

     7. The Purchaser is either (A)(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Purchased Certificates may constitute unrelated business taxable income or (iii) an entity not described in (ii) whose ownership of the Purchased Certificates is effectively connected with its conduct of a trade or business within the United States (within the meaning of the Code) or (B) an estate or trust the income of which is includible in gross income for United States Federal income tax purposes. The Purchaser represents, warrants and covenants that upon its purchase or the transfer to it of a Purchased Certificates and prior to the date on which the first interest payment on the Purchased Certificates is due to the Purchaser, it will provide to the Servicer and the Trustee (i) if the Purchaser is created or organized in or under the laws of a jurisdiction outside the United States, two duly completed copies of United States Internal Revenue Service Form 4224 or any successor applicable or required forms, (ii) a duly completed copy of United States Internal Revenue Service Form W-9 or any successor applicable or required forms, and (iii) such other forms and information as may be required to confirm the availability of any applicable exemption from United States Federal, state or local withholding taxes. The Purchaser agrees to provide to the Servicer and the Trustee like additional subsequent duly completed forms satisfactory to the Servicer and the Trustee on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it, and to provide such extensions or renewals as may be reasonably requested by the Servicer or the Trustee.

     8. The Purchaser's ownership of the Purchased Certificates will not result in any withholding obligation with respect to any payments with respect to the Purchased Certificates with respect to any Person, and unless otherwise consented to by the Transferor, if the Purchaser is incorporated or organized under the laws of a jurisdiction outside the United States, it has (x) a rating of "BBB" or better from Fitch IBCA, Inc. or "Baa2" or better from Moody's Investors Service, Inc. and (y) balance sheet assets at least $100 million of which are effectively connected with its conduct of a trade or business in the United States within the meaning of the Code.

     9. The Purchaser has not acquired any interest in the Purchased Certificates, and shall not Transfer any interest in the Purchased Certificates or cause any such interest to be marketed, on or through (i) an "established securities market" within the meaning of Section 7704(b)(1) of the Code and any Treasury Regulations thereunder, including, without limitation, an over-the-counter-market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) a "secondary market (or the substantial equivalent thereof)" within the meaning of Section 7704(b)(2) of the Code and any Treasury Regulations thereunder, including a market wherein interests in the Purchased Certificates are regularly quoted by any Person making a market in such interests and a market wherein any Person regularly makes available bid or offer quotes with respect to interests in the Purchased Certificates and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others.

     10. The Purchaser is not, and will not become, a partnership, an "S corporation" or a grantor trust, in each case as described in the Code. In the event of any breach of the representation, warranty and covenant of the Purchaser that such Purchaser shall remain classified as other than a partnership, an S corporation or a grantor trust, such Purchaser shall (i) notify the Transferor promptly upon such Purchaser's becoming aware of such breach, and thereupon the Purchaser hereby agrees to use reasonable efforts to procure a replacement investor not so affected that is acceptable to the Transferor to replace such affected Purchaser, and (ii) take all actions necessary to permit a replacement investor to succeed to its rights and obligations under the Pooling and Servicing Agreement and the Series 1999-1 Supplement. The Purchaser hereby acknowledges that the portion of the Tax Opinion to the effect that the Trust will not be treated as a publicly traded partnership taxable as a corporation is dependent in part on the accuracy of the certifications described above.

     11.  The Purchaser understands that the Purchased
Certificates will be uncertificated securities and will not be represented by any certificate and will not be held through The
Depository Trust Company or any other depositary or clearing corporation.

     12. In making its investment decision, the Purchaser has relied solely on the Final Memorandum, and no other representations or warranties have been made to the Purchaser with respect to this offering.

     The Purchaser hereby notifies the Paying Agent that all distributions of principal and interest on the Purchased Certificates to the Purchaser shall be made by wire transfer to its account specified in Schedule 1, or to such other account as it shall specify in writing to the Paying Agent in accordance with the Series 1999-1 Supplement.

                              Very truly yours,

                              (type name of Purchaser above)


                              By:
                                   Name:
                                   Title:

                           SCHEDULE I

Name of Purchaser:

Principal Amount of Purchased Certificates:

     (i)  All payments on or in respect of the Purchased
          Certificates shall be made by wire transfer to:

               Bank:
               ABA #:
               Account #:
               For further credit to Account #:
               Ref:

     (ii) Address for all notices in respect of payment:



     (iii)     Address for all other communications:



     (iv) Taxpayer ID #:


                            EXHIBIT A

               [Attach Kirkland & Ellis Opinions]

                            EXHIBIT B

            [Attach Hirsh & Westheimer, P.C. Opinion]

                            EXHIBIT C

          [Attach Thompson, Hine & Flory, LLP Opinion]

_______________________________
1/Insert appropriate Class of Certificate